EXHIBIT 99.1

BENJAMIN R. CIVILETTI

1800 MERCANTILE BANK & TRUST BUILDING
2 HOPKINS PLAZA
BALTIMORE, MARYLAND 21201

November 12, 2004

Dr. George C. Zoley
Chairman and CEO
The GEO Group, Inc.
One Park Place, Suite 700
621 NW 53rd Street
Boca Raton, FL 33487

     Re: Resignation

Dear George:

     I want to express my appreciation for your leadership, hard work, and vision for GEO Group, Inc. which, over the past decade, have been outstanding. I have enjoyed my service on the board.

     Unfortunately, I have not agreed with the recent positions of management. Therefore, I believe I must resign as a director of GEO Group, Inc., effective with the date of this letter.

Sincerely,
/s/ Ben Civiletti
Ben Civiletti

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